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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 5, 2017
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2017, PG&E Corporation and Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation, announced a new, streamlined management structure and a series of efficiency measures.  As a result of the new management structure, Hyun Park, Senior Vice President and General Counsel of PG&E Corporation, will step down from his position effective March 1, 2017.  Mr. Park is expected to remain with PG&E Corporation to assist in the transition of his duties until September 1, 2017.

Mr. Park is entitled to receive severance benefits under the PG&E Corporation Officer Severance Policy, as described in PG&E Corporation and the Utility’s most recent proxy statement.

Item 7.01. Regulation FD Disclosure.

The streamlined management structure referred to in Item 5.02 above is part of a broader plan to reduce costs in 2017.  These projected cost reductions were reflected in PG&E Corporation’s 2017 guidance for earnings per share and its capital expenditures and rate base guidance through 2019 provided during PG&E Corporation’s third quarter 2016 earnings conference call and webcast held on November 4, 2016.

The information included in this Item 7.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	/s/ LINDA Y.H. CHENG
Dated: January 11, 2017		LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ LINDA Y.H. CHENG
Dated: January 11, 2017		LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary